Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-44922, No. 333-02845, 333-42445, No. 333-42447, No. 333-47277, and No. 333-
61128 of Wausau-Mosinee Paper Corporation on Form S-8 of our report dated January 24, 2003, relating to the consolidated financial statements of Wausau-Mosinee Paper Corporation as of and for the year ended December 31, 2002, appearing in this Annual Report on Form 10-K of Wausau-Mosinee Paper Corporation for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin



March 17, 2003